CONSENT OF INDEPENDENT AUDITORS

As independent public accountants, we hereby consent to the use of our reports dated July 19, 2000 for the Auxier Focus Fund, the GJMB Growth Fund , the IMS Capital Value Fund and the Jumper Strategic Advantage Fund, and to all references to our firm included in or made a part of this Post-Effective Amendment No. 46 to AmeriPrime Fund's Registration Statement on Form N-1A (file No. 33-96826), including the references to our firm under the heading "Financial Highlights" in each Prospectus and heading "Accountants" in each Statement of Additional Information.



                                                 _________/s/___________________
                                                McCurdy & Associates CPA's, Inc.



Cleveland, Ohio
October 31, 2000